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                                                          Exhibit (A)(3)(b)(iii)


Manulife Logo

ManEquity, Inc.                                MANEQUITY BROKER/DEALER AGREEMENT

THIS AGREEMENT made this _____________________ day of ___________________ 19____

BETWEEN:
                          MANEQUITY, INC. ("MANEQUITY")
                             a Colorado Corporation

                                     - and -



________________________________________________________________________________
                                   ("Broker")

a _________________________________________________________________ Corporation.

WITNESSETH


WHEREAS, The Manufactures Life Insurance Company of America ("Manufacturers Life of America") has granted to ManEquity, the exclusive right to be the distributor and principal underwriter of its Variable Life, Variable Annuity, Single Premium Variable Life, and Variable Universal Life Policies ("Policies" or "Policy") issued through Separate Account One, Two, Three and Four, of Manufacturers Life of America or any other Separate Accounts which Manufacturers Life of America may create in the future ("Accounts") or by or in conjunction with Manufacturers Life of America in each state or other jurisdiction where the Policies may legally be sold;

WHEREAS, ManEquity is authorized by Manufacturers Life of America to enter into separate written agreements with organizations which agree to participate in the distribution of the Policies and to use their best efforts to solicit applications for the Policies;

AND WHEREAS, Broker, a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 and a member of the National Association of Securities Dealers, Inc. wishes to participate in the distribution of the Policies and to use its best efforts to solicit applications for the Policies;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties do hereby agree as follows:

SECTION 1 - DEFINITION


(a) REGISTRATION STATEMENTS - the respective Registration Statements and amendments thereto relating to each of the Policies, the Accounts, including financial statements and all exhibits.

(b) PROSPECTUS OR PROSPECTUSES - the Prospectuses included within the Registration Statements.

(c)      1933 ACT - the Securities Act of 1933, as amended.

(d)      1934 ACT - the Securities Exchange Act of 1934, as amended.

(e)      1940 ACT - the Investment Company Act of 1940, as amended.

(f)      SEC - the Securities and Exchange Commission.

(g)      NASD - the National Association of Securities Dealers, Inc.


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SECTION 2 - BROKER

(a)      APPOINTMENT

         Pursuant to the authority granted to it by Manufacturers Life of America, ManEquity hereby authorizes Broker during the term of this Agreement to solicit from eligible persons, applications for Polices, including any riders Manufacturers Life of America may make available in connection with any of the Policies. Broker hereby accepts such appointment and agrees to use its best efforts to find purchasers for the Policies acceptable to Manufacturers Life of America. Before the Broker solicits applications for Policies there must be effective Registration Statement for the Policies and Brokers must have been notified by ManEquity that the Policies are qualified for sale under all applicable securities and insurance laws of the state or other jurisdiction in which application will be solicited.

(b)      RESPONSIBILITIES

         (i) Broker agrees that all agents or representative of Broker who will be soliciting applications for the Policies will be duly registered representatives of Broker having achieved an appropriate NASD designation for the sale of the Policies and duly licensed under any applicable state securities law. No agent or representative of Broker shall solicit applications for any of the Policies until duly licensed and appointed by Manufacturers Life of America as a Life Insurance and Variable Contracts Broker or Agent in the appropriate states or other jurisdiction.

         (ii) Broker shall be responsible for the training, supervision and control of all of its agents or representatives soliciting applications for the Policies so as to ensure compliance with all applicable provisions of, any rules and regulations under, Federal and State Securities Laws and State Insurance Laws and with all applicable rules of the NASD.

         (iii) In connection with its performance under this Agreement, Broker shall, during the term of this Agreement, engage in the following activities:

                  (a) Utilize only sales and promotional materials which have either been provided or approved in writing by Manufacturers Life of America;

                  (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit reports to ManEquity as may be requested on the results of such inspections and the compliance with such procedures; and

                  (c) Take reasonable steps to insure the various representatives appointed by it shall not make recommendations to an applicant to purchase any of the Policies in the absence of reasonable grounds to believe that the purchase of any such Policy is suitable for such applicant. Determination of suitability for variable life policies shall be made at least in compliance with Manufacturers Life of America's established Standards of SUITABILITY, which are set forth in Schedule A, which Schedule is incorporated herein.

         (iv) All payments for the Policies collected by agents or representatives of Broker shall be held at all times in a fiduciary capacity and shall be promptly, but in no event more than two business days after receipt, remitted in full together with such applications, forms and other required documentation to an office of Manufacturers Life of America designated by ManEquity. Broker, its agents or representatives, shall not withhold or deduct any part of any payments it shall receive for any reason. Checks representing any payments shall be drawn to the order of "The Manufacturers Life Insurance Company of America" or "Manufacturers Life of America". Cash is not an acceptable form of payment under any circumstances.

         (v) Broker acknowledges that Manufacturers Life of America retains the ultimate right to control the sale of the Policies and that ManEquity or Manufacturers Life of America shall have the unconditional right to reject, in whole or part, any application for any of the Policies. In the event Manufacturers Life of America or ManEquity rejects an application, Manufacturers Life of America will immediately return all payments to the applicant and Broker will be notified of such action. In the event that any Policyowner or applicant for any Policy elects to surrender or return any such Policy pursuant to the Policy's provisions or nay applicable Federal or State Law, including but not limited to rule 6e-2(b)(13)(viii) and Rule 6e-3(T)(13)(vii) or (viii) of the 1940 Act or any amendments or successor rules thereto, any payment required to be refunded will be refunded directly to the purchaser.


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         (vi)     Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Manufacturers Life of America or ManEquity in connection with the solicitation of applications for Policies. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Manufacturers Life of America or ManEquity in this connection or in any dealings with the public and, except as specifically provided otherwise in this Agreement, Broker shall not possess or exercise any authority on behalf of Manufacturers Life of America, ManEquity or the Accounts.

         (vii) Solicitation and other activities by Broker shall be only in accordance with applicable laws and regulations. Broker understands and acknowledges that neither it nor its agents or representatives are authorized by ManEquity or Manufacturers Life of America to give any information or make any representation in connection with the offering of the Policies other than those contained in Prospectuses or other solicitation material authorized by Manufacturers Life of America.

         (viii) Broker shall not have authority on behalf of ManEquity or Manufacturers Life of America to:

                  (a)      Make, alter or discharge any Policy or other form;

                  (b) Waive any forfeiture or extend the time of paying any premium; or

                  (c) Receive any monies or payments to Manufacturers Life of America, except as set forth in Section 2(b)(iv) of this Agreement.

         (ix) Broker shall have the responsibility for maintaining the records of its representatives engaged in the sale of the Policies. Broker shall maintain and preserve such accounts, books, and other documents as are required of it by applicable laws and regulations. Without limiting the foregoing, such books, accounts, and records shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. Broker shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information, only if such disclosure is expressly required by applicable Federal or State authorities.

SECTION 3 - MANEQUITY

During the term of this Agreement, ManEquity will notify Broker of the issuance by the SEC of any stop order with respect to any of the Registration Statements, or any amendments thereto, or the institution of any proceedings for that purpose or for any other purpose relating to any such registration and or offering of the policies and of any action or circumstances that may prevent the lawful sale of any of the Policies in any state or jurisdiction. During the term of this Agreement, ManEquity shall advise Broker of any amendment to any of the Registration Statement or any amendment or supplement to any Prospectus.

SECTION 4 - COMPENSATION

ManEquity shall cause Manufacturers Life of America to arrange for the payment of commissions to Broker as compensation for the sale of each Policy sold by a registered representative of Broker. The amount of compensation shall be based on a schedule to be determined by Agreement of Manufacturers Life of America, ManEquity, and Broker. Manufacturers Life of America shall identify to Broker with each such payment, the name of the registered representative of Broker who solicited each Policy covered by the payment. Any such compensation received by Broker on account of any Policy which is tendered for redemption within seven
(7) business days after acceptance of the Policy application shall be returned promptly to Manufacturers Life of America.

SECTION 5 - COMPLAINTS AND INVESTIGATIONS

Broker and ManEquity agree to co-operate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Policies distributed under this Agreement. Broker and ManEquity further agree to co-operate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, ManEquity, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with policies distributed under this Agreement. Broker shall furnish applicable Federal and State regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may


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request in order to ascertain whether Manufacturers Life of America's operations are being conducted in a manner consistent with any applicable law or regulation. Without limiting the foregoing:

         (a) Broker will promptly notify ManEquity of any customer complaint (as defined by Section IM-3110(e) of the NASD Rules of the Association) or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker with respect to the policies distributed under this Agreement or which may affect Manufacturers Life of America's issuance of any of the policies distributed under this Agreement:;

         (b) ManEquity will promptly notify Broker of any customer complaint or notice of any regulatory investigation or proceeding received by ManEquity or its affiliates with respect to Broker or any agent or representative in connection with any of the Policies distributed under this Agreement.

         (c) In the case of a customer complaint, ManEquity and Broker will co-operate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than five business days prior to it being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or telecopy.

SECTION 6 - INDEMNITY

         (a) ManEquity agrees to indemnify and hold-harmless Broker and each other officer, director or employee of Broker against any losses, claims, damages or liabilities, joint or several, to which Broker or such officer of director become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any of the Registration Statements, Prospectuses, supplements to the Prospectuses, or sale and promotional materials approved by Manufacturers Life of America.

         (b) Broker agrees to indemnify and hold harmless Manufacturers Life of America and ManEquity and each of their current and former directors, officers and employees and each person, if any, who controls or has controlled Manufacturers Life of America or ManEquity within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Manufacturers Life of America or ManEquity or any such director, officer, employee or controlling person may become subject, under the 1933 Act of otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) Any unauthorized use of sales and promotional materials or any verbal or written misrepresentations or any unlawful sales practices or other improper conduct concerning any of the Policies by Broker, its agents or representatives;

                  (ii) Claims by agents or representatives or employees of Broker for commissions, service fees, development allowances or other compensation or remuneration of any type; or

                  (iii) The failure of Broker, its officers, employees, agents or representatives to comply with the provisions of this Agreement.

                           Broker will reimburse Manufacturers Life of America and ManEquity and any director, officer, employee or controlling person of them for any legal or other expenses reasonably incurred by Manufacturers Life of America, ManEquity, or such director, officer, employee, or controlling person of either for any legal or other expenses reasonably incurred by Manufacturers Life of America, ManEquity, or such director, officer, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

                           This indemnity Agreement will be in addition to any liability which Broker may otherwise have.

SECTION 7 - REGULATION

This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the rules , regulations, and rulings thereunder and of the NASD, from time to time in effect including such exemptions or other relief from such Acts as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Broker shall submit to all


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regulatory and administrative bodies having jurisdiction over the sales of the
Policies or operations of the Accounts, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

SECTION 8 - SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained therein.

SECTION 9 - TERMINATION

This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one-year period, provided that wither party hereto may terminate this Agreement on sixty
(60) days' written notice to the other party hereto, without the payment of any penalty. Upon termination of this Agreement all authorizations, rights and obligations shall cease except:

         (a) The obligation to settle accounts hereunder, including commissions on payments subsequently received for Policies in effect at the time of termination; and

         (b) The Agreements contained in Sections 5, 6,7, and the last sentence of Section 4 hereof.

SECTION 10 - ASSIGNMENT

Unless Broker and ManEquity specifically agree in writing, this Agreement shall not be assigned.

SECTION 11 - GOVERNING LAW

This Agreement shall be construed in accordance with and governed by, the laws of the Commonwealth of Colorado.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized officers as of the date first mentioned above.




                                 ManEquity, Inc.


                                 By___________________________________________
                                 Its



                                 Broker


                                 By ___________________________________________
                                 Its



                   Broker Tax I.D. # __________________________________________


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Form AG0164US(0397)
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                                                                       Exhibit A




                            STANDARD'S OF SUITABILITY
                             VARIABLE LIFE POLICIES


Resolved, that the following Standards of Suitability which express the policy of the Company with respect to determining the suitability for applicants for variable life insurance policies be adopted:

         (a) No recommendations shall be made to a potential applicant to purchase a variable life insurance policy and no variable life insurance policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.

         (b) Lapse rates for variable life insurance within the first two policy years which are significantly higher than both those encountered by the Company or any Affiliates for corresponding fixed benefit life insurance policies and lapse rates of other insurers issuing variable life insurance policies shall be considered in determining whether the above guidelines adopted by the Company are reasonable and also whether the Company and its agents are engaging as a general business practice in the sale of variable life insurance to persons for whom it is unsuitable. For purposes of this Clause (2), conversions from variable life insurance to fixed benefit insurance policies pursuant to the NAIC Model Variable Life Insurance Regulation shall not be considered lapses.


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